UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11. Fee paid previously with preliminary materials.

October 14, 2024

Dear Stockholder:

We have recently sent you proxy materials in connection with the important special meeting of the stockholders of GSE Systems, Inc. to be held on October 25, 2024 in connection with the proposed merger of the Company and an affiliate of Pelican Energy Partners. Your Board of Directors unanimously recommends that you vote FOR the merger in which stockholders will receive $4.10 per share in cash.

Please note that failing to vote will have the same effect as a vote against the merger. The merger cannot be completed unless it is approved by the majority of the outstanding shares of common stock entitled to vote. Therefore, your vote is very important, regardless of the number of shares you own.

Whether or not you plan to attend the Special Meeting, please vote TODAY by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form in the postage-paid envelope provided to ensure that your shares are represented at the Special Meeting.

Thank you for your support,

Mr. Ravi K. Khanna
President, Chief Executive Officer, and Director

VOTING IS QUICK AND EASY!

You may vote by telephone, via the Internet, or by following the easy instructions on the enclosed proxy card or voting instruction form to return your vote by mail. Alternatively, if you received this letter by email, you may simply click the “VOTE NOW” button in the accompanying email.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at (877) 750-5837 (from the U.S. and Canada)
or at +1 (412) 232-3651 (from other countries)